Exhibit 10.4
Vital Health Technologies, Inc.
Form 10-KSB
File No. 000-15243

                  COLLATERAL PATENT ASSIGNMENT

THIS COLLATERAL PATENT ASSIGNMENT (this "Assignment"), made as of the 13th day of August 1998, by and between (Assignor") Vital
Heart Systems, Inc. a Minnesota corporation and Aurora Capital
Management, L.L.C a Minnesota Limited Liability Company
(Assignee).

                           WITNESSETH:

WHEREAS, Assignor and Assignee are parties to a certain Note and Security Agreement, dated August 13, 1998 (together with any and all amendments now or hereafter made thereto, hereinafter called the "Loan Agreement" which provides for (1) Assignee from time to time to extend Credit to or for the account of Assignor and (2) the grant by Assignor to Assignee of a security interest in certain of Assignor's assets, including, without limitation its U.S. patents; and

WHEREAS. Assignee has required, as a condition to advancing loans to Assignor under the Loan Agreement that Assignor execute and deliver to Assignee this Assignment;

NOW THEREFORE, consideration of the premises, set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

     1. Incorporation of Loan Agreement. The Loan Agreement and the terms and provisions thereof are hereby incorporated herein 'in their entirety by this reference. Terms used herein that are not defined in this Agreement shall have the meanings ascribed to them in the Loan Agreement.

     2. Collateral Assignment of Patents. To secure the complete and timely satisfaction of all of the Obligations (as defined in the Loan Agreement and hereinafter called the "Obligations"), Assignor hereby grants conveys and assigns to Assignee, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale, to the extent permitted by law, upon the occurrence and during the continuation of an Event of Default (as defined in the Loan Agreement and hereinafter called an "Event of Default") all of Assignor's right, title, and interest in and to all of its now owned or existing and filed and hereafter acquired or arising and filed:

     1. Patents and patent applications (hereinafter called the "Patents") (including. without limitation. the inventions and improvements described and claims therein) listed on Schedule A attached hereto, (hereinafter called Patents);

     2. The reissues, divisions, continuations, renewals, extensions, continuations-in-part and improvements thereof;

     3. All income, royalties, damages, and payments now and hereafter due and/or payable under and with respect thereto, including, (without limitation) damages and payments for past or future infringements thereof;

     4. The right to sue and recover for past, present, and future infringements thereof;

     5.   All rights corresponding thereto and throughout the world; and

     6. All other proceeds and products of the foregoing, including (without limitation) any rights pursuant to its agreements with any other party relating thereto.


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The items referred to in items 1 through 6 are hereinafter called the "Patent Rights.''

     3. Restrictions on Future Agreements. Assignor agrees that, until the Obligations are satisfied in full and the Loan
Agreement is terminated, and except as may otherwise be provided in the Loan Agreement, Assignor shall not without Assignee's prior written consent:

     1. enter into any agreement (for example, a license agreement) that is inconsistent with Assignor's obligations under this Assignment; or
     2. take any action or permit any action to be taken by others subject to its control, including licensees, or fail to take any action (excluding nonpayment of U.S. maintenance fees on Patents which are not necessary or useful in the operation of Assignor's business or operations) if doing so or not doing so would impair the validity or enforcement of the Patent Rights.

     4. Covenants and Warranties. Assignor represents, warrants, and covenants that:

     1. The Patents are subsisting, have not been adjudged invalid or unenforceable in whole or in part, and are not currently being challenged in any way;

     2.   None of the Patents has lapsed or expired;

     3. No claim has been made that the use of any of the Patents in the conduct of Assignor's business constitutes an infringement of any senior or dominate
          U.S. patent or other intellectual property right;

     4. Assignor owns the entire right, title, and interest in and to each of the Patents free and clear of any liens and encumbrances of every kind and nature, except for the rights granted by Assignor pursuant to this Agreement; and

     5. Assignor shall continue to use, until the obligations shall have been satisfied in full and the Loan
          Agreement shall have been terminated, proper statutory notice in connection with its exercise of the Patents.

     5. New Patents and Licenses. If before the Obligations are satisfied in full, Assignor obtains rights to any new patentable inventions, Patents or patent applications, or any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of Section 2 above shall automatically apply thereto and Assignor shall give to Assignee written notice thereof. Assignor hereby authorizes Assignee to modify this Assignment by amending Schedule A to include such rights.

     6. Royalties; Terms. Assignor hereby agrees that the use by Assignee of the Patent Rights shall be worldwide and without any liability for royalties or other related charges from Assignee to Assignor. The term of the assignments granted herein shall extend until the earlier of (1) the expiration of all Patent Rights or
(2) payment in full of the Obligations and termination of the Loan Agreement.

     7. Grant of License to Assignor. Assignee hereby grants to Assignor the royalty-free, exclusive, nontransferable right and license to make, have made, use, and sell the inventions disclosed and claimed in the Patents for Assignor's own benefit and account and for none other. Such right and license shall be exercisable by Assignor only until the occurrence of an Event of Default. Except as otherwise permitted by Loan Agreement, Assignor agrees not to sell or assign its interest in, or grant any sublicense under, the right and license granted to Assignor in this Section without the prior written consent of Assignee.

     8. Assignee's Right to Inspect.   Subject to existing
agreements with respect to the confidentiality of certain aspects of the Patent Rights, Assignee shall have the right at any reasonable time and from time to time, to inspect Assignor's premises and to examine Assignor's books, records, and operations.

     9. Termination of Assignee's Security Interest. This
Assignment is made for collateral purposes only. Upon payment in full of the Obligations and termination of the Loan Agreement, all remaining right title, and interest in and to the Patent

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Rights shall automatically revert to Assignor.  In such event,
Assignee shall execute and deliver to Assignor all termination statements and other instruments as may be necessary or proper to terminate Assignee's security interest in and to revest In Assignor all right, title, and interest in and to the Patent Rights, subject to any prior disposition thereof that may have been made by Assignee pursuant hereto or pursuant to the Loan Agreement

     10. Duties of Assignor. Until the Obligations are satisfied in full and the Loan Agreement is terminated, Assignor shall:

     1. Prosecute diligently any patent application included in the Patent Rights pending as of the date hereof or hereafter filed;

     2. Make application on unpatented but patentable inventions, as appropriate giving due consideration to value, importance, cost and opinion of counsel as to patentability; and

     3. Preserve, maintain, and enforce against infringement all Patent Rights (other than nonpayment of maintenance fees on Patents which are not necessary or useful in the conduct of Assignor's business or operations).

Any expenses incurred in connection with such applications shall be borne by Assignor. Assignor shall not abandon any pending Patent application or patent without the written consent of Assignee which, consent shall not be unreasonably withheld.

     11. Assignee's Right to Sue. After the occurrence of an Event of Default and so long as such Event of Default has not been waived, and after the provision by Assignee of written notice to Assignor of Assignee's intention to enforce its rights and claims in the Patent Rights, Assignee shall have the right, but shall in no way be obligated, to bring suit and take other action in its own name to enforce or otherwise protect, preserve, or realize upon the Patent Rights. If Assignee shall commence any such suit or take any such action, Assignor shall, at the request of Assignee, do any and all lawful acts and execute any and all proper documents required by Assignee in aid of such action. Assignor shall, upon demand, reimburse and indemnify Assignee for all costs and expenses incurred by Assignee in the exercise of its rights under this Section 11.

     12. Waivers. No course of dealing between Assignor and Assignee, nor any failure to exercise or delay in exercising, on the part of the Assignee, any right, power, or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof. No single or partial exercise of any right, power, or privilege hereunder or under the Loan Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     13. Severability. The provisions of this Assignment are severable and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such Jurisdiction, and shall not in any manner affect such clause or provision in any other Jurisdiction, or any other clause or provision of this Assignment.

     14. Modification. This Assignment cannot be altered, amended, or modified in any way, except as specifically provided with respect to the additions referred to in Section 5 hereof or by a writing signed by the parties hereto.

     15. Cumulative Remedies. All of Assignments rights and remedies with respect to the Patent Rights, whether established hereby or by the Loan Agreement, or by any other agreements or by law, shall be cumulative and may be exercised individually or concurrently. Assignee shall have, in addition to all other rights and remedies given it by the terms of this Assignment, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patent Rights may be enforced.

     16. Power of Attorney. Assignor hereby authorizes Assignee to:


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     1.   Make, constitute, and appoint any representative of
          Assignee as Assignee may select, in its sole discretion, as Assignor's true and lawful attorney-in-fact, with power to endorse Assignor's name on all applications. documents, papers, and instruments necessary or desirable for Assignee to give effect to the provisions of this Assignment and the intent of the parties hereto;

     2.   Take any other actions with respect to the Patent
          Rights consistent with this Assignment, as Assignee deems in the best interest of Assignee;

     3. Following the occurrence of an Event of Default, grant or issue any exclusive or nonexclusive license under the Patent Rights to anyone; or

     4. Following the occurrence of an Event of Default, subject to the terms of any existing license agreement, assign, pledge, convey or otherwise transfer title in or dispose of the Patent Rights to anyone.

Assignee hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until the Obligations are satisfied in full and the Loan Agreement is terminated.

     17. Effect on, Loan Agreement Assignor acknowledges and agrees that this Assessment is not intended to limit or restrict in any way the rights and remedies of Assignee under the Loan Agreement but rather is intended to facilitate the exercise of such rights and remedies.

     18. Binding Effect; Benefits. This Assignment shall be binding upon Assignor and its respective successors and assigns and shall inure to the benefit of Assignee, its nominees, successors, and assigns.

     19. Governing Law. This assignment shall be deemed to have been executed and delivered in Minnesota, and shall be Governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of Minnesota.

     WITNESS the due execution hereof as of the date first above written.

Vital Heart Systems. Inc.
By:/s/John Mondati
      John Mondati
      Director

Accepted:

Aurora Capital Management, L.L.C.
By : /s/William Kieger


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